EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong First Quarter Results & Raises FFO Guidance

$17.4% increase in FFO Per Diluted Share

7.6% Increase in Same-Center Cash Net Operating Income

SAN DIEGO, April 27, 2016 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the first quarter ended March 31, 2016.

HIGHLIGHTS

  Net income of $8.9 million, or $0.08 per diluted share
  17.4% increase in FFO(1) per diluted share to $0.27 (1Q’16 vs. 1Q’15)
  $155.2 million of grocery-anchored acquisitions committed year-to-date
  $64.0 million of grocery-anchored shopping centers acquired during 1Q’16
  $91.2 million of grocery-anchored shopping center acquisitions currently under contract
  97.2% portfolio leased rate at March 31, 2016
  7.6% increase in same-center cash net operating income (1Q’16 vs. 1Q’15)
  15.4% increase in same-space comparative cash rents on new leases
  $46.1mm of operating partnership units issued to fund 1Q’16 acquisitions ($18.85 per unit)
  31.8% debt-to-total market capitalization ratio at March 31, 2016
  4.2x interest coverage for 1Q’16
  Quarterly cash dividend of $0.18 per share declared

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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "As 2016 gets fully underway, we are executing our business plan seamlessly across all disciplines. Year-to-date, we have secured $155.2 million of grocery-anchored shopping center acquisitions. Additionally, we continue to post strong property operating results, including achieving a portfolio lease rate above 97% and a 7.6% increase in same-center cash NOI.” Tanz further stated, “With our strong start to the year, we are excited about the prospects of 2016 shaping up to be another solid year of growth and performance for the company.”

FINANCIAL SUMMARY

For the three months ended March 31, 2016, GAAP net income applicable to common shareholders was $8.9 million, or $0.8 per diluted share, as compared to GAAP net income of $4.4 million, or $0.04 per diluted share for the three months ended March 31, 2015. FFO for the first quarter of 2016 was $29.9 million, or $0.27 per diluted share, as compared to $22.0 million in FFO, or $0.23 per diluted share for the first quarter of 2015, representing a 17.4% increase on a per diluted share basis. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At March 31, 2016, ROIC had a total market capitalization of approximately $3.3 billion with approximately $1.0 billion of principal debt outstanding, equating to a 31.8% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $79.4 million of mortgage debt and $954.8 million of unsecured debt, with $169.5 million in principal outstanding on its unsecured credit facility. For the first quarter of 2016, ROIC’s interest coverage was 4.2 times and 93.8% of its portfolio was unencumbered (based on gross leasable area) at March 31, 2016.

ACQUISITION SUMMARY

Year-to-date in 2016, ROIC has committed a total of $155.2 million in grocery-anchored shopping center acquisitions.

In March 2016, ROIC acquired the following two-property portfolio for $64.0 million. ROIC funded the acquisition in part with issuance of $46.1 million of ROIC common equity in the form of operating partnership units, based on a value of $18.85 per unit.

Magnolia Shopping Center

Magnolia Shopping Center is approximately 116,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. The property is located in Santa Barbara, California and is currently 97.7% leased.

Casitas Plaza Shopping Center

Casitas Plaza Shopping Center is approximately 97,000 square feet and is anchored by Albertson’s Supermarket and CVS Pharmacy. The property is located in Carpinteria, California, within Santa Barbara County, and is currently 100% leased.

Additionally, ROIC currently has binding contracts to acquire two grocery-anchored shopping centers, in separate transactions, totaling $91.2 million.

Bouquet Center

ROIC has a binding contract to acquire Bouquet Center for $59.0 million. The shopping center is approximately 149,000 square feet and is anchored by Safeway (Vons) Supermarket, CVS Pharmacy and Ross Dress For Less. The property is located in Santa Clarita, California, within the Los Angeles metropolitan area, and is currently 95.0% leased.

Bridle Trails Shopping Center

ROIC has a binding contract to acquire Bridle Trails Shopping Center for $32.2 million. The shopping center is approximately 106,000 square feet and is anchored by Red Apple (Unified) Supermarket and Bartell Drugs, a Seattle-based regional pharmacy. The property is located in Kirkland, Washington, within the Seattle metropolitan area, and is currently 97.0% leased.

PROPERTY OPERATIONS SUMMARY

At March 31, 2016, ROIC’s portfolio was 97.2% leased. For the first quarter of 2016, same-center net operating income (NOI) was $31.4 million, as compared to $29.2 million in same-center NOI for the first quarter of 2015, representing a 7.6% increase. Same-center NOI includes all of the properties owned by ROIC as of January 1, 2015, totaling 61 shopping centers. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the first quarter of 2016, ROIC executed 101 leases, totaling 297,963 square feet, achieving a 12.7% increase in same-space comparative base rent, including 32 new leases, totaling 111,869 square feet, achieving a 15.4% increase in same-space comparative base rent, and 69 renewed leases, totaling 186,094 square feet, achieving an 11.8% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

On March 30, 2016, ROIC distributed an $0.18 per share cash dividend, representing a 5.9% increase as compared to ROIC’s previous dividend. On April 27, 2016, ROIC’s board of directors declared a cash dividend of $0.18 per share, payable on June 29, 2016 to stockholders of record on June 15, 2016.

2016 FFO GUIDANCE

ROIC currently estimates that FFO for the full year 2016 will be within the range of $1.02 to $1.06 per diluted share, and net income to be within the range of $0.33 to $0.34 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	For the year ending December 31, 2016
	Low End	High End

GAAP net income applicable to common stockholders	$36,825	$38,269
Plus:
Depreciation & Amortization	$78,435	$81,511
Funds From Operations (FFO) applicable to common stockholders	$115,260	$119,780

Diluted Shares	113,000	113,000

Earnings per share (diluted)	$0.33	$0.34

FFO per share (diluted)	$1.02	$1.06

ROIC’s estimates are based on numerous underlying assumptions. ROIC’s management will discuss the company’s guidance and underlying assumptions on its April 28, 2016 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Thursday, April 28, 2016 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 68643666. A live webcast will also be available in listen-only mode at http://www.roireit.net. The conference call will be recorded and available for replay beginning at 1:00 p.m. Eastern Time on April 28, 2016 and will be available until 11:59 p.m. Eastern Time on May 5, 2016. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 68643666. The conference call will also be archived on http://www.roireit.net for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ:ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of March 31, 2016, ROIC owned 75 shopping centers encompassing approximately 8.8 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS
Real Estate Investments:
Land	$686,644	$669,307
Building and improvements	1,685,135	1,627,310
	2,371,779	2,296,617
Less: accumulated depreciation	147,411	134,311
Real Estate Investments, net	2,224,368	2,162,306
Cash and cash equivalents	14,987	8,844
Restricted cash	290	227
Tenant and other receivables, net	30,310	28,652
Deposits	—	500
Acquired lease intangible assets, net of accumulated amortization	75,052	66,942
Prepaid expenses	2,022	1,953
Deferred charges, net of accumulated amortization	32,370	30,129
Other	1,871	1,895
Total assets	$2,381,270	$2,301,448

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,899	$298,802
Credit facility	166,310	132,028
Senior Notes Due 2024	244,962	244,833
Senior Notes Due 2023	244,581	244,426
Mortgage notes payable	79,443	62,156
Acquired lease intangible liabilities, net of accumulated amortization	136,174	124,861
Accounts payable and accrued expenses	24,123	13,205
Tenants' security deposits	5,218	5,085
Other liabilities	13,707	11,036
Total liabilities	1,213,417	1,136,432

Commitments and contingencies	—	—

Non-controlling interests - redeemable OP Units	$—	$33,674

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; 99,942,118 and 99,531,034 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	10	10
Additional paid-in-capital	1,179,074	1,166,395
Dividends in excess of earnings	(132,999)	(122,991)
Accumulated other comprehensive loss	(6,447)	(6,743)
Total Retail Opportunity Investments Corp. stockholders' equity	1,039,638	1,036,671
Non-controlling interests	128,215	94,671
Total equity	1,167,853	1,131,342
Total liabilities and equity	$2,381,270	$2,301,448

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
 (In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Base rents	$43,848	$35,202
Recoveries from tenants	11,860	9,689
Other income	386	231
Total revenues	56,094	45,122

Operating expenses
Property operating	7,498	6,925
Property taxes	5,655	4,732
Depreciation and amortization	20,933	17,634
General and administrative expenses	3,319	2,641
Acquisition transaction costs	136	171
Other expenses	154	149
Total operating expenses	37,695	32,252

Operating income	18,399	12,870
Non-operating income (expenses)
Interest expense and other finance expenses	(9,474)	(8,494)
Net income	8,925	4,376
Net income attributable to non-controlling interest	(898)	(176)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,027	$4,200

Net income per share - basic and diluted:	$0.08	$0.04

Dividends per common share	$0.18	$0.17

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2016	2015

Net income attributable to ROIC	$8,027	$4,200
Plus: Depreciation and amortization	20,933	17,634
Funds from operations - basic	28,960	21,834
Net income attributable to non-controlling interests	898	176
Funds from operations - diluted	$29,858	$22,010

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended
	3/31/16	3/31/15	$ Change	% Change

Number of shopping centers included in same-center analysis (1)	61	61
Same-center occupancy	97.1%	97.0%		0.1%

Revenues:
Base rents	$32,039	$30,351	$1,688	5.6%
Percentage rent	166	100	66	66.0%
Recoveries from tenants	10,257	9,434	823	8.7%
Other property income	146	192	(46)	(24.0%)
Total Revenues	42,608	40,077	2,531	6.3%

Operating Expenses
Property operating expenses	$6,399	$6,058	$341	5.6%
Bad debt expense	98	309	(211)	(68.3%)
Property taxes	4,696	4,504	192	4.3%
Total Operating Expenses	11,193	10,871	322	3.0%
Same Center Cash Net Operating Income	$31,415	$29,206	$2,209	7.6%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2016	2015

Same-center cash NOI	$31,415	$29,206
Adjustments
Depreciation and amortization	(20,933)	(17,634)
General and administrative expenses	(3,319)	(2,641)
Acquisition transaction costs	(136)	(171)
Other expense	(154)	(149)
Property revenues and expenses (1)	5,082	3,189
Non same-center cash NOI	6,444	1,070

GAAP operating income	$18,399	$12,870

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(1) Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations (“FFO”), is a widely‑recognized non‑GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions.  Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Bulot, Investor Relations
858-255-4913
abulot@roireit.net